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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars, Except Per Share Amounts)

	FOURTH QUARTER		YEAR TO DATE
	2007	2006	2007	2006
NET SALES	$1,167.4	$1,019.3	$4,483.8	$4,018.6

COSTS AND EXPENSES
Cost of sales	733.7	647.2	2,791.6	2,560.1

Gross Margin	433.7	372.1	1,692.2	1,458.5
% to Net Sales	37.2%	36.5%	37.7%	36.3%

Selling, general and administrative	274.7	239.9	1,058.4	955.2
% to Net Sales	23.5%	23.5%	23.6%	23.8%

Operating Margin	159.0	132.2	633.8	503.3
% to Net Sales	13.6%	13.0%	14.1%	12.5%

Other-net	19.8	11.9	89.7	57.5
Restructuring charges	2.3	3.8	12.8	13.8

Income from Operations	136.9	116.5	531.3	432.0

Interest-net	19.6	15.4	80.2	64.9

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	117.3	101.1	451.1	367.1
Income taxes	25.0	14.1	114.5	76.4

NET EARNINGS FROM CONTINUING OPERATIONS	$92.3	$87.0	$336.6	$290.7

Loss from discontinued operations (including loss
on disposal of $1.5 million in 2006) before income taxes	—	(0.5)	—	(1.5)
Income tax benefit on discontinued operations	—	(0.1)	—	(0.3)

NET LOSS FROM DISCONTINUED OPERATIONS	—	(0.4)	—	(1.2)

NET EARNINGS	$92.3	$86.6	$336.6	$289.5

BASIC EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.13	$1.06	$4.09	$3.55
Discontinued operations	—	(0.01)	—	(0.01)

Total basic earnings per share of common stock	$1.13	$1.06	$4.09	$3.54

DILUTED EARNINGS (LOSS) PER SHARE OF COMMON STOCK
Continuing operations	$1.11	$1.04	$4.00	$3.47
Discontinued operations	—	(0.01)	—	(0.01)

Total diluted earnings per share of common stock	$1.11	$1.03	$4.00	$3.46

DIVIDENDS PER SHARE	$0.31	$0.30	$1.22	$1.18

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	81,556	81,796	82,313	81,866

Diluted	83,089	83,691	84,046	83,704

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Millions of Dollars)

	December 29, 2007	December 30, 2006
ASSETS

Cash and cash equivalents	$240.4	$176.6
Accounts and notes receivable	848.4	749.6
Inventories	567.3	598.9
Other current assets	88.0	85.2
Assets held for sale	24.3	28.2

Total current assets	1,768.4	1,638.5

Property, plant and equipment	569.3	559.4
Goodwill and other intangibles	2,252.6	1,621.5
Other assets	189.6	116.0

Total assets	$4,779.9	$3,935.4

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-term borrowings	$292.8	$320.0
Accounts payable	508.6	445.2
Accrued expenses	476.1	485.9

Total current liabilities	1,277.5	1,251.1

Long-term debt	1,212.1	679.2
Other long-term liabilities	561.8	453.1
Shareowners’ equity	1,728.5	1,552.0

Total liabilities and equity	$4,779.9	$3,935.4

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2007	2006	2007	2006

OPERATING ACTIVITIES

Net earnings	$92.3	$86.6	$336.6	$289.5
Depreciation and amortization	42.1	29.9	162.2	121.2
Changes in working capital	106.1	55.2	51.7	28.7
Other	(22.6)	(52.4)	(6.4)	(0.3)

Net cash provided by operating activities	217.9	119.3	544.1	439.1

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(31.9)	(20.7)	(86.9)	(80.5)
Business acquisitions and asset disposals	(5.8)	0.3	(624.9)	(539.9)
Proceeds from long-term borrowings	0.1	—	529.9	—
Cash dividends on common stock	(24.9)	(24.5)	(99.8)	(96.1)
Other	(195.6)	(139.1)	(198.6)	(203.8)

Net cash used in investing and financing activities	(258.1)	(184.0)	(480.3)	(920.3)

Increase(Decrease) in Cash and Cash Equivalents	(40.2)	(64.7)	63.8	(481.2)

Cash and Cash Equivalents, Beginning of Period	280.6	241.3	176.6	657.8

Cash and Cash Equivalents, End of Period	$240.4	$176.6	$240.4	$176.6

Free Cash Flow Computation

Operating cash flow	$217.9	$119.3	$544.1	$439.1
Less: capital and software expenditures	(31.9)	(20.7)	(86.9)	(80.5)

Free cash flow (before dividends)	$186.0	$98.6	$457.2	$358.6

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2007	2006	2007	2006
NET SALES
Construction & DIY	$458.8	$437.1	$1,795.0	$1,723.9
Industrial	340.4	296.3	1,255.9	1,137.7
Security	368.2	285.9	1,432.9	1,157.0

Total	$1,167.4	$1,019.3	$4,483.8	$4,018.6

SEGMENT PROFIT
Construction & DIY	$62.8	$68.0	$270.0	$271.1
Industrial	50.6	38.6	184.0	124.0
Security	60.0	41.8	242.1	171.5

Segment Profit	173.4	148.4	696.1	566.6
Corporate Overhead	(14.4)	(16.2)	(62.3)	(63.3)

Total	$159.0	$132.2	$633.8	$503.3

Segment Profit as a Percentage of Net Sales
Construction & DIY	13.7%	15.6%	15.0%	15.7%
Industrial	14.9%	13.0%	14.7%	10.9%
Security	16.3%	14.6%	16.9%	14.8%

Segment Profit	14.8%	14.6%	15.5%	14.1%
Corporate Overhead	-1.2%	-1.6%	-1.4%	-1.6%

Total	13.6%	13.0%	14.1%	12.5%